Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 2 to Form S-1 of our report dated March 31, 2021 with respect to the audited financial statements of Data Storage Corporation for the years ended December 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

www.rrbb.com

Somerset, New Jersey

April 28, 2021